EXHIBIT 4.1


                         Fixed Income Securities, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                  May 20, 2008



Advisor's Disciplined Trust 250
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 250
                       Strategic CORE Portfolio, Series 10
                       -----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-150162 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President